                                EXHIBIT 10.22


LOAN AGREEMENT AND SECURED PROMISSORY NOTE BETWEEN UNITED FOODS, INC. AND METROPOLITAN LIFE INSURANCE COMPANY ALL DATED JANUARY 7, 1997.

                                      69

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                                                                   Exhibit 10.22



                               UNITED FOODS, INC.




                                 ---------------




                                 LOAN AGREEMENT




                           Dated as of January 7, 1997



                                 ---------------



                   Secured Promissory Note Due January 1, 2007






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                                TABLE OF CONTENTS


                                                                                  Page
                                                                                  ----

SECTION 1.   LOAN; ISSUE OF NOTE; SECURITY; INTEREST ...........................    1
      1.1.   Authorization .....................................................    1
      1.2.   Loan; Closing .....................................................    1
      1.3.   Security ..........................................................    1
      1.4.   Interest Rate .....................................................    2

SECTION 2.   REPRESENTATIONS AND WARRANTIES ....................................    2
      2.1.   Financial Statements ..............................................    2
      2.2.   No Material Changes ...............................................    3
      2.3.   Liens .............................................................    3
      2.4.   Organization, Authority and Good Standing; Subsidiaries ...........    3
      2.5.   Title to Properties ...............................................    3
      2.6.   Leases and Liens ..................................................    4
      2.7.   Licenses ..........................................................    4
      2.8.   Litigation ........................................................    4
      2.9.   No Burdensome Provisions ..........................................    4
      2.10.  Compliance with Other Instruments .................................    5
      2.11.  Disclosure ........................................................    5
      2.12.  ERISA .............................................................    5
      2.13.  Regulation G; Use of Proceeds .....................................    6
      2.14.  Tax Liability .....................................................    7
      2.15.  Governmental Action ...............................................    7
      2.16.  Offering of Note ..................................................    7
      2.17.  Hazardous Waste ...................................................    8
      2.18.  Separate Property; No Flood Zone ..................................    8
      2.19.  No Affiliation ....................................................    8
      2.20.  No Foreign Person .................................................    8
      2.21.  Title to Property and Collateral ..................................    8
      2.22.  Additional Representations and Warranties .........................    9

SECTION 3.   CONDITIONS OF THE LOAN ............................................    9
      3.1.   Opinion of Company Counsel ........................................    9
      3.2.   Legality ..........................................................    9
      3.3.   Proceedings .......................................................    9
      3.4.   Representations True; No Default ..................................    9
      3.5.   Collateral Documents ..............................................   10
      3.6.   Opinion of Lender's Counsel .......................................   10
      3.7.   Environmental Audit Results .......................................   10

SECTION 4.   REPRESENTATION OF LENDER ..........................................   10
      4.1.   Acquisition for Investment ........................................   11

SECTION 5.   FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL
      INFORMATION; AND INSPECTION ..............................................   11
      5.1.   Financial Statements and Reports ..................................   11
      5.2.   Inspection ........................................................   14



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
SECTION 6.   PRINCIPAL PAYMENT OF NOTE .........................................   14
      6.1.   Principal Payments - Mandatory and Optional Prepayment ............   14
      6.2.   Prepayment of Note Upon Change of Control .........................   15
      6.3.   Interest After Date Fixed for Principal Payment or Prepayment .....   16

SECTION 7.   AFFIRMATIVE COVENANTS .............................................   17
      7.1.   To Pay Note .......................................................   17
      7.2.   Maintenance of Company Office .....................................   17
      7.3.   To Keep Books .....................................................   17
      7.4.   Payment of Taxes; Corporate Existence; Maintenance of Properties ..   17
      7.5.   To Insure .........................................................   18

SECTION 8.   RESTRICTIVE COVENANTS .............................................   19
      8.1.   Indebtedness ......................................................   19
      8.2.   Working Capital; Lease Obligations ................................   19
      8.3.   Tangible Net Worth ................................................   19
      8.4.   Restricted Payments; Pledge of Stock ..............................   19
      8.5.   Merger, Consolidation, Sale or Lease ..............................   20
      8.6.   Transactions with Affiliates ......................................   20
      8.7.   Encumbrances On and Transfers of the Collateral ...................   21

SECTION 9.  DEFINITIONS ........................................................   22

SECTION 10.  DEFAULTS AND REMEDIES .............................................   26
      10.1.  Events of Default; Acceleration ...................................   27
      10.2.  Suits for Enforcement .............................................   29
      10.3.  Remedies Not Waived ...............................................   30
      10.4.  Remedies Cumulative ...............................................   30
      10.5.  Costs and Expenses ................................................   30

SECTION 11.  MISCELLANEOUS .....................................................   30
      11.1.  Loss, Theft, Destruction or Mutilation of Note ....................   30
      11.2.  Expenses ..........................................................   30
      11.3.  Stamp Taxes, Recording Fees, etc ..................................   31
      11.4.  Successors and Assigns ............................................   31
      11.5.  Payment ...........................................................   31
      11.6.  Notices ...........................................................   31
      11.7.  Severability ......................................................   32
      11.8.  Law Governing; Modification .......................................   32
      11.9.  Headings ..........................................................   32
      11.10. Counterparts ......................................................   32
      11.11. FINAL CREDIT AGREEMENT ............................................   32

EXHIBIT A - FORM OF NOTE

EXHIBIT B - LIENS

EXHIBIT C - OWNERSHIP OF COMPANY AND SUBSIDIARIES


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                               UNITED FOODS, INC.

                                 LOAN AGREEMENT


                                                                 January 7, 1997

Metropolitan Life Insurance Company
Agricultural Investments
8717 West 110th Street
Suite 700
Overland Park, Kansas  66210

Attention:  Senior Vice-President

         United Foods, Inc., a Delaware corporation (herein called the "Company"), agrees with you as follows:

SECTION 1. LOAN; ISSUE OF NOTE; SECURITY; INTERESTSECTION 1. LOAN; ISSUE OF NOTE; SECURITY; INTEREST.

         1.1. Authorization1.1. Authorization. The Company has duly authorized the issuance of a Secured Promissory Note due January 1, 2007 in the principal amount of $6,000,000.00 (herein called the "Note"), such Note to be in the form and have terms and provisions substantially as set forth in Exhibit "A" hereto.

         1.2. Loan; Closing1.2. Loan; Closing. The Company hereby agrees to borrow from you, and you, subject to the terms and conditions herein set forth, hereby agree to lend to the Company, $6,000,000.00 on January 7, 1997 (the "Closing Date").

         The loan will be evidenced by, and subject to all other conditions precedent having been met, be made against delivery to you at 10 o'clock A.M. Ogden, Utah time, on the Closing Date, at the offices of First American Title Company of Utah, 205 - 26th Street, Ogden, Utah 84401, or at such other time and place as the parties may agree, of a single Note payable to you or assigns, dated the Closing Date, duly executed by the Company and in the aggregate principal amount of such loan. Delivery of the Note hereunder shall be made against payment to the Company or the holders of liens on the Facility (as hereafter defined) in Federal Reserve or other funds in the aggregate principal amount of such loan.

         1.3. Security1.3. Security. Payment of the Note shall be secured by (i) a first deed of trust, security agreement and financing statement (the "Deed of Trust") to be entered into by the Company with respect to, inter alia, the Company's vegetable processing, cold storage and distribution plant located in Weber County, Utah as described in said Deed of Trust (the "Facility"), (ii) a separate security agreement between the Company, as debtor, and you, as secured party (the "Security Agreement") granting a first priority security interest in, inter alia, all equipment, fixtures and other personal property utilized in connection with, or located at, the Facility as described in said Security Agreement, which security interest will be perfected by one or more financing statements, and (iii) an assignment of rents and leases (the "Assignment") with respect to the Company's rights under all leases to which the Company is or may at any time become a party as lessor pertaining to, inter alia, the Facility or any interest therein. The Deed of Trust, the Security Agreement and the Assignment shall each be dated and delivered on the Closing Date and are collectively referred to herein, along with such other documents and instruments evidencing, securing or relating to said Note, as the "Collateral Documents".

         1.4. Interest Rate1.4. Interest Rate.

         A. The interest rate on the Note shall be 8.98% per annum so long as the Note is not in default.


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

         B. In the event the interest provisions hereof or any exaction provided for herein or in the Collateral Documents shall result for any reason and at any time during the term of this loan in an effective rate of interest which transcends the limit of the usury or any other law applicable to this loan, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied on principal immediately upon receipt and effect as though the payor had specifically designated such extra sums to be so applied to principal, and the holder of the Note shall accept such extra payment or payments as a premium-free prepayment. If any such amounts are in excess of the principal then outstanding, such excess shall be paid to the Company. In no event shall any agreed-to or actual exaction as consideration for the Loan transcend the limits imposed or provided by the law applicable to this transaction or the Company in the jurisdictions in which the Facility or any other security for payment of the Note is located for the use or detention of money or for forbearance in seeking its collection.

SECTION 2. REPRESENTATIONS AND WARRANTIESSECTION 2. REPRESENTATIONS AND WARRANTIES.

         The Company represents and warrants that:

         2.1. Financial Statements2.1. Financial Statements. You have been furnished with copies of consolidated balance sheets of the Company and its Subsidiaries as of February 28 or 29 in each of the years 1990 to 1996, inclusive, and the related consolidated statements of operations, statements of stockholders' equity and statements of cash flows of the Company and its Subsidiaries for the fiscal years ended on said dates, accompanied in each case by the opinion of its independent certified public accountants.

         Said financial statements, including the related schedules and notes, are complete and correct and fairly present (a) the financial condition of the Company and its Subsidiaries as at the respective dates of said balance sheets and (b) the results of the operations and changes in financial position of the Company and its Subsidiaries for the fiscal years ended on said dates, all in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated therein or in the notes thereto) throughout the periods involved.

         2.2. No Material Changes2.2. No Material Changes. There has been no material or adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries subsequent to February 28, 1996.

         2.3. Liens2.3. Liens. Exhibit "B" hereto correctly sets forth all Liens securing Indebtedness for money borrowed of the Company and its Subsidiaries existing on the date hereof.

         2.4. Organization, Authority and Good Standing; Subsidiaries2.4. Organization, Authority and Good Standing; Subsidiaries. Exhibit "C" hereto correctly sets forth a listing of the such members of the Tankersley Family (as defined in Section 6.2 below). Such aggregate Tankersley Family members' interest represent voting control of the Company. The shares of stock owned by the Tankersley Family have been duly issued and are fully paid and non-assessable. Exhibit C also correctly sets forth (a) the name and jurisdiction of incorporation of each Subsidiary of the Company, if any Subsidiary shall exist (as of the date hereof, no such Subsidiary exists), and
(b) a statement of the capitalization of each such Subsidiary and the ownership of its stock. The shares of stock listed in Exhibit C as owned by the Company are so owned as of the date of this Agreement, free and clear of all Liens, and all such shares of stock have been duly issued and are fully paid and non-assessable. No person has any right, contingent or otherwise, to purchase any such shares of stock. The Company and each of its Subsidiaries are duly organized and validly existing corporations in good standing under the laws of Delaware and have full power and authority to own the properties and assets and to carry on the business which they now own and carry on. The Company and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the property owned or leased by them or the nature of the business transacted by them makes such qualification necessary.

         2.5. Title to Properties2.5. Title to Properties. The Company and its Subsidiaries have good and marketable fee title to all the real properties (other than leaseholds) and good and marketable title to all other



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material property reflected on the balance sheet of the Company and its
Subsidiaries as of February 29, 1996 referred to in Section 2.1, or purported to have been acquired by the Company or any of its Subsidiaries after said date, excepting, however, property sold or otherwise disposed of subsequent to said date in the ordinary course of business.

         2.6. Leases and Liens2.6. Leases and Liens. None of the properties or assets reflected in the consolidated balance sheet of the Company and its Subsidiaries as of February 29, 1996 referred to in Section 2.1, or acquired by the Company or its Subsidiaries after said date, is held by the Company or any of its Subsidiaries subject to any Lien which would not be permitted by Section 7.4A or which is not disclosed in Exhibit B hereto. The Company and its Subsidiaries enjoy peaceful and undisturbed possession under all of the leases under which they are operating as lessees, and all such leases are valid, including, without limitation, in each instance, good title being vested in the lessor thereunder, and subsisting and in full force and effect.

         2.7. Licenses2.7. Licenses. The Company and its Subsidiaries possess and shall continue to possess all trademarks, trade names, copyrights, patents, governmental licenses, bonds, franchises, certificates, consents, permits and approvals necessary to enable them to carry on their business in all material respects as now conducted and to own and operate the properties material to their business as now owned and operated, without known conflict with the rights of others. All such trademarks, trade names, copyrights, patents, licenses, bonds, franchises, certificates, consents, permits and approvals which are material to the operations of the Company and its Subsidiaries, taken as a whole, are valid and subsisting.

         2.8. Litigation2.8. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any of its Subsidiaries) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve any of the transactions herein contemplated or the possibility of any material and adverse change in the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries; and neither the Company nor any of its Subsidiaries is in default or violation of any law or any rule, regulation, judgment, order, writ, injunction, decree or award of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default or violation might have a material adverse effect on the business, operations, properties, prospects or condition, financial or other, of the Company and its Subsidiaries.

         2.9. No Burdensome Provisions2.9. No Burdensome Provisions. Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate or legislative restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole.

         2.10. Compliance with Other Instruments2.10. Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any bond, debenture, note or other evidence of Indebtedness of the Company or such Subsidiary or contained in any instrument under or pursuant to which any thereof has been issued or made and delivered. Neither the execution and delivery of this Agreement and the Collateral Documents by the Company, the consummation by the Company of the transactions herein and therein contemplated, nor compliance by the Company with the terms, conditions and provisions hereof and thereof and of the Note will violate any provision of law or rule or regulation thereunder or any order, injunction or decree of any court or other governmental body to which the Company or any of its Subsidiaries is a party or by which any term thereof is bound or conflict with or result in a breach of any of the terms, conditions or provisions of the corporate charter or by-laws of the Company or any of its Subsidiaries or of any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or such Subsidiary is bound, or constitute a default thereunder, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties



                                       75
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or assets of the Company or any of its Subsidiaries (other than the Liens created by the Collateral Documents). No consent of the stockholders of the Company is required for the execution, delivery and performance of this Agreement, the Collateral Documents or the Note by the Company other than those delivered to you prior to the Closing, if any.

         2.11. Disclosure2.11. Disclosure. Neither this Agreement, the Collateral Documents nor any of the Exhibits hereto, nor any certificate or other data furnished to you in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of the Company, there is no fact which materially and adversely affects or in the future may (so far as the Company can now reasonably foresee) materially and adversely affect the business, operations, properties, assets, prospects or condition, financial or other, of the Company and its Subsidiaries, taken as a whole, which has not been disclosed to you in writing.

         2.12. ERISA2.12. ERISA.

         (i) As of the date hereof, and during the term of this loan, neither the Company nor any of its Subsidiaries will be an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan") and (2) as of the date hereof, and during the term of the loan, the assets of neither the Company nor any of its Subsidiaries will constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation
         Section 2510.3-101.

         (ii) As of the date hereof, and during the term of the loan, if either the Company or any of its Subsidiaries is a "governmental plan" within the meaning of Section 3(32) of ERISA, the loan will not violate state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans.

         (iii) As of the date hereof, the Company and its Subsidiaries will be acting on its own behalf and not on account of or for the benefit of any Plan.

         (iv) Neither the Company nor any of its Subsidiaries shall assign its interest under this loan to any entity, person or Plan, nor use the proceeds of such Loan to cause a violation of ERISA.

         (v) Neither the Company nor any of its Subsidiaries will, during the term of this loan, lease, sublease or otherwise convey any interest in or portion of the Property to a Plan, or to an entity whose assets constitute Plan assets within the meaning of DOL Regulation Section 2510.3-101.

         (vi) Neither the Company nor any of its Subsidiaries have incurred any liability (including any contingent liability) to the Pension Benefit Guaranty Corporation or to any pension plan and all amounts required to be paid under any plan have been paid.


         2.13. Regulation G; Use of Proceeds2.13. Regulation G; Use of Proceeds. Neither the Company nor any of its Subsidiaries owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 C.F.R., Chapter II, Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds from the issuance of the Note will be used by the Company to refinance existing long term indebtedness and to partially replace an existing revolving line of credit facility of the Company. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause the transaction contemplated herein to violate said Regulation G, Regulation T (12 C.F.R., Chapter II,



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

Part 220) or Regulation X (12 C.F.R., Chapter II, Part 224) or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         2.14. Tax Liability2.14. Tax Liability. The Company and its Subsidiaries have filed all tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Company and its Subsidiaries and upon their properties, assets, income and franchises which have become due and payable by the Company or any of its Subsidiaries except those wherein the amount, applicability or validity are being contested by the Company or any such Subsidiary by appropriate proceedings in good faith and in respect of which adequate reserves have been established. In the opinion of the Company, all tax liabilities of the Company and its Subsidiaries were adequately provided for as of February 29, 1996 and are now so provided for on the books of the Company and its Subsidiaries.

         2.15. Governmental Action2.15. Governmental Action. No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by the Company of this Agreement, the Collateral Documents or the Note (other than recordation of the Deed of Trust and the Assignment in the Office of the Clerk and Recorder of Weber, County, Utah, the filing of financing statements with respect to the Collateral (as defined in the Security Agreement) in the Office of the Secretary of State of Utah and in the Office of the Clerk and Recorder of Weber County, Utah, all of which will have been duly recorded or filed on or prior to the Closing Date).

         2.16. Offering of Note2.16. Offering of Note. Neither the Company nor any agent acting on its behalf has, either directly or indirectly, sold or offered for sale or disposed of, or attempted or offered to dispose of, the Note or any part thereof, or any similar obligation of the Company, to, or has solicited any offers to buy any thereof from, or has otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and no more than six other institutional investors; and the Company agrees that neither it nor any agent acting on its behalf will sell or offer for sale or dispose of, or attempt or offer to dispose of, any thereof to, or solicit any offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or delivery of the Note within the provisions of Section 5 of the Securities Act of 1933, as amended.

         2.17. Hazardous Waste2.17. Hazardous Waste. Neither the Facility nor any portion thereof nor any other property owned or controlled at any time by the Company or any Subsidiary has been or will be used by the Company, any Subsidiary of the Company, or any tenant of the Facility or any portion thereof for the production, release, storage, handling or disposal of hazardous or toxic wastes or materials other than those agricultural and commercial chemicals customarily used in operations of the type currently conducted by the Company in the Facility all of which have been and will be used in accordance with all applicable laws and regulations.

         2.18. Separate Property; No Flood Zone2.18. Separate Property; No Flood Zone. The Facility is taxed and billed separately from real property not subject to the Deed of Trust, and no part of the Facility is located within a flood zone.

         2.19. No Affiliation2.19. No Affiliation. To the best knowledge of the Company, no director or officer of the Company or of any Subsidiary of the Company, or any member of the Tankersley Family shown on Exhibit "C", is an officer or director of yours or is a relative of an officer or director of yours within the following categories: a son, daughter or descendant of either; a stepson, stepdaughter, stepfather, stepmother; father, mother or ancestor of either, or a spouse. It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

         2.20. No Foreign Person2.20. No Foreign Person. No member of the Tankersley Family shown on Exhibit "C" is or will be held, directly or indirectly, by, a "foreign person" under the International Foreign Investment Survey Act of 1976, the Agricultural Foreign

Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, the amendments of such Acts or regulations promulgated pursuant to such Acts.

         2.21. Title to Property and Collateral2.21. Title to Property and Collateral. The Company has good and marketable title in fee simple to such of the Property (as defined in the Deed of Trust) as constitutes real property and good and merchantable title to the Collateral (as defined in the Security Agreement) subject in each case to no Liens other than the Liens of the Collateral Documents and Permitted Encumbrances.

         2.22. Additional Representations and Warranties2.22. Additional Representations and Warranties. As of the date hereof, the representations and warranties contained in the Borrower's Affidavit of even date herewith are true and correct.

SECTION 3. CONDITIONS OF THE LOANSECTION 3. CONDITIONS OF THE LOAN.

         Your obligation to make the loan, as provided in Section 1.2, on the Closing Date shall be subject to the conditions precedent that you have received on or before the Closing Date in form and substance of satisfaction to your counsel, such assurances and evidence as you may require of the performance by the Company of all its agreements theretofore to be performed hereunder, to the accuracy of its representations and warranties herein contained and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

         3.1. Opinion of Company Counsel3.1. Opinion of Company Counsel. You shall have received on the Closing Date from Donald Dresser, counsel for the Company in connection with the loan, a favorable opinion as to such matters incident to the transactions contemplated by this Agreement in form and substance acceptable to you.

         3.2. Legality3.2. Legality. You shall have satisfied yourself that the Note being purchased by you on the Closing Date shall qualify on the Closing Date as a legal investment for mutual life insurance companies under the New York Insurance Law (without resort to any provision of such law, such as Section 1405(a)(8) thereof, permitting limited investments by you without restriction as to the character of the particular investment) and such purchase shall not subject you to any penalty or other onerous condition under or pursuant to any applicable law or governmental regulation; and you shall have received such certificates or other evidence as you may reasonably request to establish compliance with this condition.

         3.3. Proceedings3.3. Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and the Collateral Documents, and all documents incidental thereto, shall be satisfactory in form and substance to you; and you shall have received copies of all documents which you may reasonably request in connection with said transactions and copies of the records of all corporate proceedings in connection therewith in form and substance satisfactory to you.

         3.4. Representations True; No Default3.4. Representations True; No Default. The representations and warranties of the Company in this Agreement and in the Collateral Documents shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; on the Closing Date no event which is, or with notice or lapse of time or both would be, an Event of Default shall have occurred and be continuing; and you shall have received an affidavit, dated the Closing Date, of the Senior Vice President - Financial of the Company to each such effect.

         3.5. Collateral Documents3.5. Collateral Documents. You shall have received on the Closing Date fully executed original counterparts of each of the Collateral Documents.

         3.6. Opinion of Lender's Counsel3.6. Opinion of Lender's Counsel. You shall have received on the Closing Date from Stoel Rives LLP, 201 South Main Street, Suite 1100, Salt Lake City, Utah 84111-4904, counsel for you, a favorable opinion as to such matters incident to the transactions contemplated by this Agreement in form and substance acceptable to you.



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

         3.7. Environmental Audit Results3.7. Environmental Audit Results. The results of the Phase I Environmental Audit of the Facility, and any remedial action required to be taken by the Company as a result of such audit, are complete and satisfactory to you.

         3.8 Survey. An ALTA as-built survey of the Facility shall have been provided to you prior to the Closing Date. The survey shall show as of its date the: (a) courses and measured distances of exterior property lines of the Facility, (b) the total number of acres constituting the Facility, (c) the location of adjoining roads, and (d) the location of setback lines and easements, identified by the book and page of recording of the instrument of record, if any, creating same, The Company represents that no other more recent survey is available and that the matters thereon are in fact as represented on the date of the survey. The Company further represents that there have been no material changes in the foregoing items since the date of the survey.

         3.9. Title Requirements. You shall be furnished on the Closing Date with an ALTA Revised 1970 Lender's Policy Form B (Amend. 10/17/70) of mortgagee title insurance policy issued by a title insurance company acceptable to you insuring that the Deed of Trust is a first lien and that title to the Facility is not subject to other liens or assessments except for the Deed of Trust and the other recorded documents securing the Loan, and such encumbrances as agreed to in writing by you and the Company and insuring the Deed of Trust for $6,000,000.00. The title insurance policy shall contain no exceptions other than those which are approved and accepted by you. The title insurance is to contain such endorsements as may be required by you and shall be paid for by the Company. You shall also be furnished with such UCC searches as you may reasonably request and the Company agrees to cause the termination or amendment of those reasonably objectionable to you.

SECTION 4. REPRESENTATION OF LENDERSECTION 4. REPRESENTATION OF LENDER.

         4.1. Acquisition for Investment4.1. Acquisition for Investment. This Agreement is made with you in reliance upon your representation to the Company (which, by your acceptance hereof, you confirm) that you are acquiring the Note for your own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereto; provided, however, that the disposition of your property shall at all times be within your control.

SECTION 5. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; AND INSPECTIONSECTION 5. FINANCIAL STATEMENTS; COMPLIANCE CERTIFICATES; ADDITIONAL INFORMATION; AND INSPECTION.

         5.1. Financial Statements and Reports5.1. Financial Statements and Reports. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Note, the Company will deliver to you in duplicate:

                  (a) as soon as practicable after the end of each quarter in each fiscal year of the Company, and in any event within sixty (60) days after the end of each quarter in each fiscal year of the Company, the interim consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for that part of the fiscal year ended with such period and the consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and certified by the Senior Vice President - Financial or such other senior officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries as at the end of and for the fiscal periods to which they relate, subject to the Company's year-end adjustments;

                  (b) as soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days after the end of each fiscal year, the consolidated balance sheet and related consolidated statements of earnings, stockholders' equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the



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

         corresponding figures of the previous fiscal year, all in reasonable detail, prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of previous years (except as otherwise stated therein or in the notes thereto) and accompanied by a report or opinion of independent certified public accountants, selected by the Company and reasonably acceptable to you, stating that such financial statements present fairly the consolidated financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently applied (except for changes with which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

                  (c) concurrently with the financial statements delivered pursuant to Section 5.1(b), the written statement of said accountants that in the ordinary course of making their normal examination necessary for their report or opinion on said financial statements they have obtained no knowledge of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default or, if such accountants shall have obtained knowledge of any such Event of Default or event, they shall disclose in such statement the Event or Events of Default and/or such event or events and the nature and status thereof, but such accountants shall not be liable, directly or indirectly, to anyone for any failure to obtain knowledge of any such Event of Default or event;

                  (d) concurrently with the financial statements delivered pursuant to Section 5.1(b) a certificate of the Senior Vice President - Financial or such other senior officer of the Company (1) setting forth, as of the end of the preceding fiscal year, the extent to which the Company and its Subsidiaries have complied with the requirements of Sections 8.1 through 8.7, inclusive, including in each case a brief description, together with all necessary computations, of the manner in which such compliance was determined and the respective amounts as of the end of or for such fiscal year of Consolidated Total Liabilities, Consolidated Current Assets, Consolidated Current Liabilities, Consolidated Net Tangible Assets, Consolidated Tangible Net Worth, Consolidated Net Income, lease obligations and the amount available for dividends pursuant to Section 8.4, (2) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under his supervision to determine whether the Company has fulfilled all of its obligations under this Agreement, the Collateral Documents and the Note, (3) stating that, to the best of his or her knowledge, the Company is not and has not been in default in the fulfillment of any of the terms, covenants, provisions or conditions hereof and thereof and no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default exists or existed or, if any such default or Event of Default or event exists or existed, specifying such default, Event of Default or event and the nature and status thereof, (4) stating that a Change of Control Date has not occurred or event which, with notice or lapse of time or both, would become a Change of Control Date, and (5) giving, in the event of the formation or acquisition of a Subsidiary during the preceding fiscal year, the name of such Subsidiary, its jurisdiction of incorporation and a brief description of its business;

                  (e) as soon as practicable, copies of all financial statements, proxy statements and reports as the Company or any of its Subsidiaries shall send or make available generally to its stockholders or any governmental agency or agencies and regular periodic reports, if any, which it or any of its Subsidiaries, may file with any governmental agency or agencies;

                  (f) immediately upon a responsible officer of the Company's becoming aware of the existence of a condition, event or act which constitutes an Event of Default or an event of default under any other evidence of Indebtedness of the Company or any Subsidiary, or an event which, with notice or lapse of time or both, would constitute such an Event of Default or event of default, a written notice specifying the nature and period of existence thereof and what action the Company or such Subsidiary, as the case may be, is taking or proposes to take with respect thereto;

                  (g) immediately upon a responsible officer of the Company's becoming aware of the occurrence of any (1) "reportable event," as defined in Section 4043(b) of ERISA, or (2) non-exempted



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

         "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended in connection with any "employee pension benefit plan," as defined in
         Section 3 of ERISA, or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;

                  (h) promptly upon a responsible officer or manager of the Company's becoming aware of the occurrence of (1) any surrender of assets of the Company or any Subsidiary in satisfaction of any Indebtedness, (2) the dissolution of any operating partnership or real estate ownership partnership of the Company or any Subsidiary, (3) the termination or expiration of any lease of real property to which the Company or any Subsidiary is lessee, or (4) the commencement of any litigation, including any arbitration or mediation, and of any proceedings before any governmental agency which could materially and adversely affect the business, properties, prospects or financial condition of the Company and its Subsidiaries taken as a whole (including any such action commenced by counterclaim), written notice specifying the nature thereof and what action the Company or such Subsidiary, as the case may be, is taking with respect thereto; and

                  (i) such other information as to the business and properties of the Company and of its Subsidiaries, including consolidating financial statements of the Company and its Subsidiaries, and financial statements and other reports filed with any governmental department, bureau, commission or agency, as you may from time to time reasonably request.

         5.2. Inspection5.2. Inspection. From and after the date hereof and so long as you (or a nominee designated by you) shall hold the Note, you shall have the right, upon reasonable notice to the Company (i) to visit and inspect, at your expense, any of the properties, all at such reasonable times and as often as you may reasonably request, of the Company or of any of its Subsidiaries (including any property not owned by the Company or any Subsidiary but upon which any security for the Loan may be located), to examine its books of account and those of its Subsidiaries and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its and their officers and managers and independent public accountants, and (ii) to contact such third parties doing business with the Company, and to engage in other auditing procedures as you deem reasonable to ensure the validity of your security interests or the accuracy of the Company's representations, warranties and certifications. In connection with such inspections, you and your engineers, contractors and other representatives shall have the right to perform such environmental audits and other environmental examinations of the Facility as you deem necessary or advisable from time to time.

SECTION 6. PRINCIPAL PAYMENT OF NOTESECTION 6. PRINCIPAL PAYMENT OF NOTE.

         6.1. Principal Payments - Mandatory and Optional Prepayment6.1. Principal Payments - Mandatory and Optional Prepayment.

         A. The Company covenants and agrees that it will monthly pay combined principal and interest in the amount of $61,000.00 (amortized over 15 years) on the unpaid Note on the first day of each month, commencing on the first day of the second full month subsequent to the Closing Date to and including December 1, 2006. All principal remaining thereafter shall be paid January 1, 2007. All mandatory principal payments pursuant to this Section 6.1A shall be made together with interest as set forth above but without prepayment premium.

         B. The Company may, at its option, prepay the Note in whole or in part (in integral multiples of $10,000) on the due date of a payment due after the first day of the second full month subsequent to the Closing Date at a price equal to the Prepayment Price, as hereafter defined, with accrued interest to the date of prepayment. The Company shall give notice of any such prepayment to the holder of the Note not less than 30 nor more than 60 days prior to the date fixed in such notice for prepayment ("Prepayment Date"). Principal shall be applied to the outstanding principal balance in the inverse order of maturity.



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

         C. Payments shall be applied to the following, as applicable: prepayment premiums; any accrued interest; the outstanding principal balance of the Note; and any other unpaid portion of the Loan, including, without limitation, for the reimbursement of such costs and expenses provided for in the Collateral Documents.

         6.2. Prepayment of Note Upon Change of Control6.2. Prepayment of Note Upon Change of Control. In the event that a Change of Control Date (as hereinafter defined) shall occur, the Company will, within 10 days after such Change of Control Date, give you written notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto. Upon the occurrence of a Change of Control Date, the Company will prepay, if you shall so request, all of the Note which you then hold at the Prepayment Price (as hereinafter defined) plus interest accrued to the date of prepayment. Said request (the "Prepayment Notice") shall be made by you in writing not later than the later of (a) 60 days after the Change of Control Date and (b) 50 days after you receive notice of the Change of Control Date, and said request shall specify the date (also referred to as the "Prepayment Date") upon which the Company shall prepay the Note held by you, which date shall be not less than 30 days nor more than 60 days from the date of the Prepayment Notice.

         The Prepayment Price shall be determined by you in good faith, as of 5:00 p.m., New York time, on the fifth Business Day (as hereinafter defined) prior to the Prepayment Date. Such Prepayment Price, as calculated by you, will be binding upon the Company, absent manifest error. Promptly upon such determination you shall notify the Company in writing of the amount of such Prepayment Price, setting forth in reasonable detail the computation thereof.

         On the Prepayment Date, the Company shall prepay the Note held by you at the Prepayment Price plus interest accrued thereon to the Prepayment Date. Payment of the Prepayment Price shall be made as provided in Section 11.5.

         The term "Change of Control Date" shall mean the first day on which any Person, or group of related Persons, (i) shall acquire beneficial ownership directly or indirectly, or control of the Voting Power (as hereinafter defined) of the Company; (ii) shall acquire directly or indirectly, or control all or substantially all of the assets of the Company; or (iii) acquire beneficial ownership directly or indirectly, or control of the Voting Power of an entity with or into which the Company has merged or consolidated, whether pursuant to a statutory merger or consolidation or otherwise. For purposes of this Section 6.2 only, the term "Person" shall not include any of the Tankersley family members set forth on Exhibit "C" or any of the members of their immediate family, within the following categories: a son, daughter or spouse or descendant of either; sister or brother; a stepson, stepdaughter, stepfather or stepmother; father, mother, or ancestor of either; or a spouse (collectively, the "Tankersley Family"). It is expressly understood that for the purpose of determining any of the foregoing relationships, a legally adopted child of a person is considered a child of such person by blood.

         The term "Prepayment Price" shall mean the greater of (x) par, and (y) the sum of the values of (1) each remaining mandatory principal payment prior to the next interest rate adjustment date, if any, or maturity, as the case may be, and (2) the principal payment at maturity (if there is an interest rate adjustment date, the entire outstanding principal balance as of such date shall be deemed due and payable solely for purposes of determining the Prepayment Price) (each such mandatory payment and such payment at maturity being herein referred to as a "Payment") plus the value of all related scheduled interest payments on the Note to be prepaid during the period from the Prepayment Date to the date of each Payment. The value of each Payment and such related scheduled interest payments shall be determined by discounting, at the applicable Treasury Rate such Payment plus one hundred fifty (150) basis points, and such related scheduled interest payments from the respective scheduled payment dates of such Payment and such related scheduled interest payments to the Prepayment Date. The Treasury Rate with respect to each Payment and such related scheduled interest payments is the yield which shall be imputed, by linear interpolation, from the current weekly yield of those United States Treasury Notes having maturities as close as practicable to the scheduled payment date of the Payment, as published in the most recent Federal Reserve Statistical Release H.15 (519) or any successor publication thereto.

         6.3. Interest After Date Fixed for Principal Payment or Prepayment6.3. Interest After Date Fixed for Principal Payment or Prepayment. In the event the Company shall fail to pay such Note or any payment owing in



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

respect of the Note according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you) on the date fixed for such principal payment or prepayment, in which event such Note or such portion, as the case may be, shall bear interest at the Overdue Interest Rate from and after such date until paid and, so far as may be lawful, any overdue installment of interest shall bear interest at said rate.

SECTION 7. AFFIRMATIVE COVENANTSSECTION 7. AFFIRMATIVE COVENANTS.

         The Company covenants and agrees that so long as the Note shall be outstanding:

         7.1. To Pay Note7.1. To Pay Note. The Company will punctually pay or cause to be paid the principal and interest (and prepayment premium, if any) to become due in respect of the Note according to the terms thereof and hereof (inclusive of any other permitted payments of which the Company has notified you).

         7.2. Maintenance of Company Office7.2. Maintenance of Company Office. The Company will maintain an office at Ten Pictsweet Drive, Bells, Tennessee 38006-0119 (or such other place in the United States of America as the Company may designate in writing to the holder of the Note).

         7.3. To Keep Books7.3. To Keep Books. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with generally accepted accounting principles.

         7.4. Payment of Taxes; Corporate Existence; Maintenance of Properties7.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to,

                  (a) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it, its income or profits or its property before the same shall become in default, as well as all lawful claims and liabilities of any kind (including claims and liabilities for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or any such Subsidiary shall have set aside on its books reserves in respect thereof (segregated to the extent required by generally accepted accounting principles) deemed adequate in the opinion of the Board of Directors;

                  (b) subject to Section 8.5A, do all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Company nor any Subsidiary shall be required to preserve any right or franchise if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in its conduct of business; and

                  (c) maintain and keep all its properties used or useful in the conduct of its business in good condition, repair and working order and supplied with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereof, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 7.4(c) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties (other than the Collateral), if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business.

         7.5. To Insure7.5. To Insure. The Company will, and will cause each of its Subsidiaries to (in addition to the insurance required to be maintained pursuant to Paragraph 1.05 of the Deed of Trust and Section 2(e) of the Security Agreement):

                  (a) keep all of its insurable properties owned by it insured against all risks usually insured against by persons operating like properties in the same geographical areas where the properties are



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

         located, all in amounts sufficient to prevent the Company or such Subsidiary, as the case may be, from becoming a coinsurer within the terms of the policies in question, but in any event in amounts not less than 80% of the then full replacement value thereof;

                  (b) maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its maintenance or operation of any airplanes, automobiles, trucks or other vehicles or other facilities (including, but not limited to, any machinery used therein or thereon) or as the result of the use of products sold by it or services rendered by it;

                  (c) maintain such other types of insurance with respect to its business as is usually carried by persons of comparable size engaged in the same or similar business and similarly situated; and

                  (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any State or jurisdiction in which it may be engaged in business.

         All insurance for which provision has been made in Section 7.5(b) and
Section 7.5(c) shall be maintained in at least such amounts as such insurance is usually carried by persons of comparable size engaged in the same or a similar business and similarly situated; and all insurance herein provided for shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, except that the Company or any such Subsidiary may effect worker's compensation or other similar insurance in respect of operations in any State or other jurisdiction either through an insurance fund operated by such State or other jurisdiction or by causing to be maintained a system or systems of self-insurance which are in accord with applicable laws.

SECTION 8. RESTRICTIVE COVENANTSSECTION 8. RESTRICTIVE COVENANTS.

         The Company covenants and agrees that so long as the Note shall be outstanding:

         8.1. Indebtedness8.1. Indebtedness.

Neither the Company nor any Subsidiary will create, assume or incur, or in any manner be or become liable, contingently or otherwise, in respect of, any Indebtedness if immediately after giving effect thereto, the ratio of Consolidated Total Indebtedness to Consolidated Tangible Net Worth would exceed
2.0 to 1.0 at the end of any fiscal year period.

         8.2. Working Capital; Lease Obligations28.2. Working Capital; Lease Obligations.

         A. The Company will not at any time permit Consolidated Working Capital to be less than $10,000,000.00.

         B. The Company and its Subsidiaries shall not at any time enter into any lease or leases of real or personal property with terms in excess of one year (exclusive of Capital Leases) in which the rentals due in any fiscal year exceed an aggregate amount equal to twenty percent (20%) of the immediately preceding fiscal year's Consolidated Tangible Net Worth.

         8.3. Tangible Net Worth8.3. Tangible Net Worth.

Subject to the following sentence, the Company and its Subsidiaries will not permit, at the end of any fiscal quarter or fiscal year period, Consolidated Tangible Net Worth to be less than $40,000,000.00. During each fiscal year beginning subsequent to the Closing Date, the Company and its Subsidiaries will not at any time permit Consolidated Tangible Net Worth to be less than the greater of, (i) the minimum required Consolidated Tangible Net Worth for the immediately preceding year, and (ii) the minimum required Consolidated Tangible Net Worth for the immediately preceding fiscal year plus an amount equal to twenty five percent (25%) of such immediately preceding fiscal year's Consolidated Net Income.



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

         8.4. Restricted Payments; Pledge of Stock8.4. Restricted Payments; Pledge of Stock.

         A. The Company and its Subsidiaries will not, directly or indirectly, make any Restricted Payments or incur any liability to make any Restricted Payments unless, immediately after giving effect to such action, there shall not exist any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default.

         All dividends, distributions, purchases, redemptions, retirements, acquisitions and payments made pursuant to this Section 8.4 in property other than cash shall be included for purposes of calculations pursuant to this
Section 8.4 at the fair market value thereof (as determined in good faith by the Board of Directors) at the time of declaration of such dividend or at the time of making such distribution, purchase, redemption, retirement, acquisition or payment.

         8.5. Merger, Consolidation, Sale or Lease8.5. Merger, Consolidation, Sale or Lease.

         A. The Company will not consolidate with or merge into any Person, or permit any Person to merge into it, or sell, transfer or otherwise dispose of all or substantially all of its properties and assets, unless:

                  (1) the successor formed by or resulting from such consolidation or merger (if other than the Company) or the transferee to which such sale, transfer or other disposition shall be made shall be a solvent corporation duly organized and existing under the laws of the United States of America or any State thereof;

                  (2) the due and punctual performance and observance of all the obligations, terms, covenants, agreements and conditions of this Agreement, the Collateral Documents and the Note to be performed or observed by the Company shall, by written instrument furnished to the holder of the Note, be expressly assumed by such successor (if other than the Company) or transferee; and

                  (3) at the time of such transaction and assumption, and immediately after giving effect thereto, no Event of Default or event which, with notice or lapse of time or both, would constitute an Event of Default shall have occurred and be continuing.

         B. Except as permitted in Section 8.5A above, the Company will not, and will not permit any Subsidiary to, sell, assign, transfer or otherwise dispose of (other than in the ordinary course of business) any of its properties and assets to any Person.

         8.6. Transactions with Affiliates8.6. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms more favorable to the Affiliate than would have been obtainable in arm's length dealing in the ordinary course of business with a Person not an Affiliate. The Company hereby agrees that, to the extent there are any inter-company loans involving the Company and/or any Subsidiary on a date on which an Event of Default exists, no payment of any amounts owing in connection therewith may be made until the earlier of your waiver of such Event of Default or the repayment in full of all amounts owing to you in connection with the Loan. To the extent any amounts are received in any manner whatsoever in connection with such inter-company loans by an obligee thereof during the period described in the immediately preceding sentence, such amounts shall be held in trust for and paid over to you until you are in receipt of all amounts owing to you in connection with the Loan.

         8.7. Encumbrances On and Transfers of the Collateral8.7. Encumbrances On and Transfers of the Collateral.

         A. Except for Permitted Encumbrances, the Company and its
Subsidiaries will not create, incur, assume or suffer to exist any Lien on any of the Collateral or any interest therein. Notwithstanding anything contained in the foregoing sentence to the contrary, the Company may create, incur, assume or suffer to exist

Liens in respect of purchase money financing or leasehold interests, on furniture, furnishings, equipment, tools, appliances or machinery located at the Facility, provided, however, that the property so acquired shall constitute in each case an addition to the Facility and shall not have been acquired to replace existing portions of the Facility which have become worn out, undesirable, obsolete, disused or unnecessary for use, operation and maintenance thereof, not exceeding in value at the time of acquisition thereof Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for any single transaction, or a total of Five Hundred Thousand and No/100 Dollars ($500,000.00) in any one fiscal year, which shall forthwith become, without further action, subject to the lien and security interest of the Collateral Documents.

         B. Except as permitted by Sections 8.5A hereof, the Company and its Subsidiaries will not sell, convey, lease, assign or otherwise transfer all or any of the Collateral or any interest therein whether voluntarily or by operation of law. Notwithstanding anything contained in the foregoing sentence to the contrary, the Company may sell or otherwise dispose of, free from the lien of the Collateral Documents, furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances subject to the lien thereof, which may become worn out, undesirable, obsolete, disused or unnecessary for use in the operation of the Facility, not exceeding in value at the time of disposition thereof Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for any single transaction, or a total of Five Hundred Thousand and No/100 Dollars ($500,000.00) in any one fiscal year, upon replacing the same by, or substituting for the same, other furniture, furnishings, equipment, tools, appliances, machinery, fixtures, or appurtenances not necessarily of the same character, but of at least equal value to the Company and costing not less than the amount realized from the property sold or otherwise disposed of, which shall forthwith become, without further action, subject to the lien and security interest of the Collateral Documents.

SECTION 9. DEFINITIONSSECTION 9. DEFINITIONS.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with the Company or a Subsidiary or which beneficially owns or holds or has the power to direct the voting power of 5% or more of any class of voting stock of the Company or a Subsidiary or which has 5% or more of its voting stock (or in the case of a Person which is not a corporation, 5% or more of its equity interest) beneficially owned or held, directly or indirectly, by the Company or a Subsidiary. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means either the board of directors of the Company (or, when so specified or the context so indicates, a Subsidiary) or, if duly authorized to exercise the power of the Board of Directors, any duly authorized committee thereof.

         "Business Day" shall mean any day on which banks are required to be open to carry on their normal business in the State of New York.

         "Capital Lease" means and includes at any time any lease of property, real or personal, which in accordance with GAAP would at such time be required to be capitalized on a balance sheet of the lessee.

         "Capital Lease Obligation" means at any time the capitalized amount of the rental commitment under a Capital Lease which in accordance with GAAP would at such time be required to be shown on a balance sheet.

         "Collateral" means all property and assets, and proceeds thereof, subjected, or intended to be subjected, at any time to the Liens of any of the Collateral Documents.

         "Company" means United Foods, Inc., a Delaware corporation, and, subject to Section 8.5A hereof, its successors and assigns.

         "Consolidated Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as assets on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Current Assets" means, as of the date of determination thereof, the aggregate of all assets which in accordance with GAAP would be so classified and appear as current assets on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Current Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as current liabilities on the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Liabilities" means, as of the date of determination thereof, the aggregate of all liabilities which in accordance with GAAP would be so classified and appear as liabilities on the consolidated balance sheet of the Company and the Subsidiaries.

         "Consolidated Net Income" means the net income of the Company and its Subsidiaries, after eliminating inter-company items, all as consolidated and determined in accordance with GAAP.

         "Consolidated Net Worth (Stockholders' Equity)" means, as of the date of determination thereof, the aggregate amount of the Consolidated Assets less the Consolidated Liabilities of the Company and its Subsidiaries, in each case after eliminating inter-company items and as determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" means the aggregate amount of total shareholders' equity as determined from the consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP, less the net book value of all assets of the Company and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, franchise rights, non-compete agreements, goodwill, unamortized debt discount, patents, patent applications, trademarks, tradenames, copyrights, licenses and premiums on purchased assets.

         "Consolidated Total Indebtedness" shall mean the sum of:

         (i) any obligation of the Company and its Subsidiaries for borrowed money, which under generally accepted accounting principles is shown on the balance sheet as a liability (including, without limitation, Capitalized Lease Obligations but excluding reserves for deferred income taxes, operating leases, deferred pension liability and other deferred expenses and reserves);

         (ii) Indebtedness of the Company and its Subsidiaries secured by any Lien existing on property owned subject to such Lien, whether or not the Indebtedness secured thereby shall have been assumed; and

         (iii) guarantees, endorsements (other than guarantees related to grower and packaging contracts provided in the ordinary course of business and endorsements of negotiable instruments for collection in the ordinary course of business) and other contractual commitments of the Company and its Subsidiaries (whether direct or indirect in connection with obligations, stock or dividends of any person), in each case after eliminating inter-company items and as determined in accordance with GAAP.

         "Consolidated Working Capital" means, as of the date of determination thereof, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Events of Default" has the meaning specified in Section 10.1.

         "GAAP" means, as to a particular corporation and at a particular time of determination, such accounting principles as, in the opinion of the independent public accountants regularly employed by such corporation, conform at such time of determination to generally accepted accounting principles.

         "Indebtedness" means and includes (i) all indebtedness or obligations for money borrowed or for the purchase price of property (exclusive of orders or commitments made in the ordinary course of business for future delivery of goods or services prior to the time the obligation to pay becomes firm) and any notes payable and drafts accepted representing extensions of credit, whether or not representing indebtedness or obligations for money borrowed or for the purchase price of property, (ii) indebtedness or obligations secured by or constituting any Lien existing on property owned by the Person whose Indebtedness is being determined, whether or not the indebtedness or obligations secured thereby shall have been assumed, (iii) Capital Lease Obligations, (iv) guarantees and endorsements of (other than guarantees related to grower and packaging contracts provided in the ordinary course of business and endorsements for purposes of collection in the ordinary course of business), and obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of, or measured by, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and other contingent obligations in respect of, or to purchase or otherwise acquire or service, indebtedness, liabilities or obligations of others (whether or not representing money borrowed) and (v) all indebtedness, liabilities or obligations (whether or not representing money borrowed) in effect guaranteed by an agreement, contingent or otherwise, to make a loan, advance or capital contribution to or other investment in the debtor for the purpose of assuring or maintaining a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor for such purpose. A renewal or extension of any Indebtedness without increase in the principal amount thereof shall not be deemed to be the incurrence of the Indebtedness so renewed or extended. In case any corporation shall become a Subsidiary, such corporation shall be deemed to have incurred at the time it becomes a Subsidiary all Indebtedness of such corporation outstanding immediately thereafter.

         "Lien" means any mortgage, lien, pledge, security interest, encumbrance or charge of any kind, whether or not consensual, any conditional sale or other title retention agreement or any Capital Lease.

         "Overdue Interest Rate" means the lesser of (a) five percent (5%) per annum over the interest rate in effect immediately prior to the time the Overdue Interest Rate is applicable, and (b) the maximum interest rate provided by law.

         "Permitted Encumbrances" means those Liens described on Exhibit "C" to the Deed of Trust.

         "Person" includes an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Restricted Investment" means any investment (other than by guaranteeing or otherwise becoming liable, contingently or otherwise, in respect of the Indebtedness of another Person) by the Company or any Subsidiary in any other Person, whether by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, extension of credit on terms other than those normal in the business of the Company or such Subsidiary, or otherwise (the foregoing items being herein collectively called "Investments", and individually, an "Investment"); provided, however, that the term "Restricted Investment" shall not include:

         (i) marketable obligations issued or guaranteed by the United States of America or by any agency of the United States of America, and maturing not later than twelve months from the date of acquisition thereof,

         (ii) commercial paper, issued by a corporation duly organized and existing under the laws of the United States of America or any State thereof and having a net worth of not less than $100,000,000, which has one of the two highest credit ratings by a responsible independent credit agency of recognized standing,

         (iii) Investments, up to an amount insured by the Federal Deposit Insurance Corporation, in negotiable certificates of deposit or bankers' acceptances issued by, or drawn on, a United States bank or trust company that is a member of the Federal Reserve Bank and maturing not later than twelve months from the date of acquisition thereof, and

         (iv) Investments in any Subsidiary or in any corporation which by reason thereof will immediately after such Investment become a Subsidiary.

         "Restricted Payments" means dividends paid on capital stock (in either cash or property), Restricted Investments, and purchases or redemptions of capital stock.

         "Subsidiary" means any corporation at least a majority of whose outstanding stock having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such corporation (other than stock having such power only by reason of the happening of a contingency) shall at the time be owned directly or indirectly by the Company and/or one or more Subsidiaries of the Company.

         "Voting Power", as applied to the stock of any corporation, shall refer to such sufficient stock of any class or classes (however designated), which in the aggregate, has ordinary voting power for the election of a majority of the directors of such corporation (other than stock having such power only by reason of the happening of a contingency).

         All accounting terms used herein and not expressly defined in this Agreement shall have the meanings respectively given to them in accordance with GAAP as it exists at the date of applicability thereof.

SECTION 10. DEFAULTS AND REMEDIESSECTION 10. DEFAULTS AND REMEDIES.

         10.1. Events of Default; Acceleration10.1. Events of Default; Acceleration. If one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         A. default in the payment of any interest upon the Note when such interest becomes due and payable, and such default shall have continued for a period of ten days; or

         B. default in the payment of principal of (or prepayment premium, if any, on) the Note when and as the same shall become due and payable, whether at maturity or at a date fixed for principal payment or prepayment (including, without limitation, a principal payment or prepayment as provided in Section 6.1 or Section 6.2), or by acceleration or otherwise, and such default shall have continued for a period of ten days; or

         C. default in the performance or observance of any other covenant, agreement or condition contained herein, in the Note, the Deed of Trust, the Assignment or the Security Agreement or any Event of Default under the Deed of Trust or Assignment or Default under the Security Agreement shall occur, and such default shall have continued for a period of thirty days after notice from you; or

         D. the Company or a Subsidiary shall not pay when due, whether by acceleration or otherwise, any evidence of indebtedness of the Company or such Subsidiary (other than the Note), or any condition or default shall exist under any such evidence of indebtedness or under any agreement under which the same may have been issued permitting such evidence of indebtedness to become or be declared due prior to the stated maturity thereof; or

         E. the Company or any Subsidiary shall file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or an answer consenting to, admitting the material allegations of or otherwise not controverting, or shall fail to timely controvert, a petition filed against the Company or such Subsidiary seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended; or the Company or any Subsidiary shall file such a petition or answer with respect to relief under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

         F. a court of competent jurisdiction shall enter an order for relief which is not stayed within 60 days from the date of entry thereof against the Company or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended; or there shall be entered an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed within 60 days from the date of entry thereof adjudging the Company or any Subsidiary a bankrupt or insolvent, or ordering relief against the Company or any Subsidiary, or approving as properly filed a petition seeking relief against the Company or any Subsidiary, under the provisions of any other now existing or future bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the reorganization, winding-up or liquidation of its affairs; or any involuntary petition against the Company or any Subsidiary seeking any of the relief specified in this clause shall not be dismissed within 60 days of its filing; or

         G. the Company or any Subsidiary shall make a general assignment for the benefit of its creditors; or the Company or any Subsidiary shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee, custodian or similar official of the Company or such Subsidiary or of all or any substantial part of its property; or the Company or any Subsidiary shall have admitted to its insolvency or inability to pay, or shall have failed to pay, its debts generally as such debts become due; or the Company or any Subsidiary or its directors or majority members shall take any action to dissolve or liquidate the Company or such Subsidiary (other than as contemplated by Section 8.5A); or

         H. the rendering against the Company or a Subsidiary of a final non-appealable judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution; or

         I. the Company or any Subsidiary shall (1) engage in any non-exempted "prohibited transaction," as defined in Sections 406 and 408 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (2) incur any "accumulated funding deficiency," as defined in Section 302 of ERISA, in an amount in excess of $10,000, whether or not waived, or (3) terminate or permit the termination of an "employee pension benefit plan," as defined in
Section 3 of ERISA, in a manner which could result in the imposition of a Lien on any property of the Company or such Subsidiary pursuant to Section 4068 of ERISA securing an amount in excess of $10,000; or

         J.       any representation or warranty made by the Company in
Section 2 hereof or in any Collateral Document or in any certificate or instrument furnished in connection therewith shall prove to have been false or misleading in any respect as of the date made; or

         K. the dissolution of the Company, whether by operation of law or otherwise;

then an amount equal to the Prepayment Price, computed as provided in Section
6.2 (except that, for purposes of such computation, the Prepayment Date shall be deemed to be the date upon which the holder of the Note shall have declared the Note to be due and payable), shall immediately become due and payable without notice or demand, together with accrued interest thereon at the Overdue Interest Rate, provided, however, that upon the occurrence of an Event of Default described in clauses (E), (F) or (G) of this
Section 10.1, the entire outstanding principal amount of the Note, together with accrued interest thereon at the Overdue Interest Rate, shall immediately become due and payable without notice or demand.

         The Company hereby expressly acknowledges and agrees (i) that the prepayment premium provided for herein is reasonable, (ii) that legal counsel of the Company's own choosing has advised the Company with respect to such prepayment premium, (iii) that any prepayment made at a time when it is otherwise restricted under the Note will result in material loss and damage to the holder of the Note, requiring such holder to secure reinvestments at additional costs which might not produce the same economic benefit to such holder as the economic benefits under the Note, (iv) that the foregoing prepayment premium is a reasonable estimate of such loss and damage, and (v) the Company shall be stopped hereafter from claiming differently as to any of the foregoing. The foregoing prepayment premium is not intended to be a penalty, but instead shall serve as liquidated damages to provide you with the benefit of your bargain.

         10.2. Suits for Enforcement10.2. Suits for Enforcement. In case an Event of Default shall occur and be continuing, the holder of the Note may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant contained in the Note or in this Agreement or in any Collateral Document or in aid of the exercise of any power granted in the Note or in this Agreement or in any Collateral Document or may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the holder of the Note. The Company agrees that its obligations under Section 6 are of the essence of this Agreement, and upon application to any court of equity having jurisdiction in the premises, the original holder of the Note shall be entitled to a decree against the Company requiring specific performance of such obligations.

         10.3. Remedies Not Waived10.3. Remedies Not Waived. No course of dealing between the holder of the Note and the Company or any delay or failure on the part of the holder in exercising any rights under the Note or under any Collateral Document or hereunder shall operate as a waiver of any rights of such holder.

         10.4. Remedies Cumulative10.4. Remedies Cumulative. No remedy herein or in the Note or in any Collateral Document conferred upon the holder of the Note is intended to be exclusive of any other remedy and each and every remedy shall be in addition to every other remedy given hereunder or under the Note or under any Collateral Document or now or hereafter existing at law or in equity or by statute or otherwise.

         10.5. Costs and Expenses10.5. Costs and Expenses. The Company shall pay to the holder of the Note, to the extent permitted under applicable law, all reasonable out-of-pocket expenses incurred by such holder as shall be sufficient to cover the cost and expense of enforcing such holder's rights under the Note and any Collateral Document or the collecting and foreclosing upon, or otherwise dealing with, the Collateral, or participating in any litigation or bankruptcy proceeding for the protection or enforcement of the holder's collateral or claim against the Company or any guarantors of the Note or otherwise incurred in connection with the occurrence of an Event of Default, said expenses to include reasonable compensation to the attorneys and counsel of such holder for any services rendered in that connection, upon the Note held by such holder.

SECTION 11. MISCELLANEOUSSECTION 11. MISCELLANEOUS.

         11.1. Loss, Theft, Destruction or Mutilation of Note11.1. Loss, Theft, Destruction or Mutilation of Note. Upon notice to the Company of the loss, theft, destruction or mutilation of the Note, the Company will make and deliver, in lieu thereof, a replacement note, identical in form and substance to the Note and dated as of the date of the Note and upon such execution and delivery all references in any of the Collateral Documents to the Note shall be deemed to refer to such replacement note.

         11.2. Expenses11.2. Expenses. Whether or not the loan herein contemplated shall be consummated, the Company shall pay you the total amount of $35,000.00 as a non-refundable processing fee, all of which has been previously paid to you and the Company shall pay all costs of executing and closing this Agreement and the Collateral Documents, including, without limitation, attorneys' fees, survey costs, appraisal fees, title insurance and related expenses, and environmental audit reviews and related expenses. The Company's obligations under this Section 11.2 shall survive the payment or prepayment of the Note.

         11.3. Stamp Taxes, Recording Fees, etc.11.3. Stamp Taxes, Recording Fees, etc. The Company will pay, and save you and any subsequent holder of the Note harmless against, any and all liability (including any interest or penalty for non-payment or delay in payment) with respect to stamp and other taxes (other than any such stamp or other taxes incurred upon a transfer of the Note by you), if any, and all recording and filing fees which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement and the Collateral Documents, including, without limitation, the issuance and delivery of the Note, the execution, delivery, filing and recording of the Collateral Documents and financing statements related thereto, or any modification, amendment or alteration thereof. The obligations of the Company under this Section 11.3 shall survive the payment or prepayment of the Note.

         11.4. Successors and Assigns11.4. Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the Collateral Documents and in the Note or in certificates delivered in connection herewith by or on behalf of the Company shall survive the issuance and delivery of the Note to you, the making of the loan by you as provided in Section 1.2, and shall bind the successors and assigns of the Company, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of your successors and assigns, including any subsequent holder of any of the Note.

         11.5. Payment11.5. Payment. Notwithstanding any provision to the contrary in the Note contained, the Company will promptly and punctually pay to you by wire transfer of immediately available funds pursuant to wiring instructions from you, or at your request, by check mailed (not later than three days prior to the date any payment is due) to Metropolitan Life Insurance Company, Agricultural Investments, Box 27-131, Kansas City, Missouri 64180-0131 or by such other method or to such other address as may be designated in writing by you, all amounts payable in respect of the principal of, prepayment premium, if any, and interest on, the Note, without any presentment thereof and without any notation of such payment being made thereon.

         11.6. Notices11.6. Notices. All communications provided for hereunder, under the Collateral Documents or under the Note (other than payments in respect thereof which shall be made in accordance with Section 11.5) shall be in writing, and if to you, mailed (by registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service) or served in person addressed as this Agreement is addressed with a copy to: Metropolitan Life Insurance Company, Agricultural Investments, 2203 E. Empire Street, Bloomington, Illinois 61704,
Attention: Regional Manager or if to the Company, mailed (by registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service) or served in person to United Foods, Inc., Ten Pictsweet Drive, Bells, Tennessee 38006-0119,
Attention: President, or addressed to either party at any other address in the United States of America that such party may hereafter designate by written notice to the other party. Communications mailed as aforesaid shall be deemed sufficiently made upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

         11.7. Severability11.7. Severability. If any provision of this Agreement or the Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the Note and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the maximum extent permitted by law.

         11.8. Law Governing; Modification11.8. Law Governing; Modification. This Agreement shall be construed in accordance with and governed by laws of the State of Utah. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged, orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification or discharge is sought.

         11.9. Headings11.9. Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         11.10. Counterparts11.10. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         11.11. FINAL CREDIT AGREEMENT11.11. FINAL CREDIT AGREEMENT. THIS WRITTEN AGREEMENT, THE NOTE AND THE COLLATERAL DOCUMENTS ARE THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU AND MAY NOT BE CONTRADICTED AS EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN THE COMPANY AND YOU. THE COMPANY AND YOU HEREBY AFFIRM THAT THERE IS NO UNWRITTEN ORAL CREDIT AGREEMENT BETWEEN THE COMPANY AND YOU WITH RESPECT TO THE SUBJECT MATTER OF THIS WRITTEN CREDIT AGREEMENT, THE NOTE, THE COLLATERAL DOCUMENTS, AND ANY RELATED LOAN DOCUMENTS.

            If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter agreement and forward the same to the Company, whereupon this letter agreement will become a binding agreement between you and the Company as of the date first above written.

                                   Yours very truly,

                                   UNITED FOODS, INC.

                                   By:  S/N Carl W. Gruenewald, II
                                        --------------------------
                                        Carl W. Gruenewald
                                        Its Senior Vice President
                                           - Financial

ATTEST:

By:  S/N Donald Dresser
     ----------------------------
     Donald Dresser
     Its Assistant Secretary


The foregoing agreement is
hereby accepted as of the
date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By:  S/N Darrell J. Smith
     ----------------------------
     Darrell J. Smith
     Its Vice President

                                   EXHIBIT "A"

                                 LOAN AGREEMENT


                               UNITED FOODS, INC.,
                             a Delaware corporation

                             Secured Promissory Note

                               Due January 1, 2007

                                                        Ogden, Utah
                                                        January ____, 1997


         United Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company ("Metropolitan"), or assigns, on January 1, 2007 the principal amount of Six Million and No/100 Dollars ($6,000,000.00) or so much thereof as shall not have been theretofore paid by mandatory principal payments and optional prepayments as required in the Agreement (as hereinafter defined) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.6 of the Agreement, and to pay interest only (computed on the basis of a 360-day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first day of the first full month subsequent to the Closing Date, and thereafter, as combined with monthly principal payments, as provided in the Agreement, on the first day of each month, commencing on the first day of the second full month following the Closing Date, in each event at the rate of 8.98% per annum, until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate (as defined in the Agreement) thereafter and, so far as may be lawful, on any overdue installment of interest at such Overdue Interest Rate.

         This Note (herein called the "Note") is issued pursuant to and entitled to the benefits of the Loan Agreement, dated of even date herewith, between the Company and Metropolitan (herein called the "Agreement"), the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and entitled to the benefits of (i) a first Deed of Trust and Security Agreement, dated of even date herewith, made by the Company, as grantor, (ii) a separate Security Agreement, dated of even date herewith, between the Company, as debtor, and Metropolitan, as secured party, and (iii) an Assignment of Rents and Leases, dated of even date herewith, made by the Company, as assignor, to each of which reference is hereby made for a description of the collateral or obligations covered thereby and the rights and benefits afforded thereby to the holder of the Note.

         This Note is subject to mandatory principal payments and optional prepayment as provided in the Agreement. The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default or Change of Control Date as defined in the Agreement.

         In the event this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Company or any guarantors of this Note, then in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Company.

         The Company waives diligence, demand, presentment, notice of nonpayment and protest, and consents to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

         This Note shall be construed in accordance with and governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, UNITED FOODS, INC. has caused this Note to be signed in its corporate name by one or more of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                       UNITED FOODS, INC.
                                       By:
                                          --------------------------------------
                                          Its Senior Vice President, Finance

ATTEST:

By:
    ---------------------------------
    Its Assistant Secretary

                               UNITED FOODS, INC.,
                             a Delaware corporation

                             Secured Promissory Note

                               Due January 1, 2007

                                                        Ogden, Utah
                                                        January 7, 1997


         United Foods, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Metropolitan Life Insurance Company ("Metropolitan"), or assigns, on January 1, 2007 the principal amount of Six Million and No/100 Dollars ($6,000,000.00) or so much thereof as shall not have been theretofore paid by mandatory principal payments and optional prepayments as required in the Agreement (as hereinafter defined) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, at the address provided in Section 11.6 of the Agreement, and to pay interest only (computed on the basis of a 360-day year) at said address, in like coin or currency, on the unpaid portion of said principal amount from the date hereof, on the first day of the first full month subsequent to the Closing Date, and thereafter, as combined with monthly principal payments, as provided in the Agreement, on the first day of each month, commencing on the first day of the second full month following the Closing Date, in each event at the rate of 8.98% per annum, until such unpaid portion of such principal amount shall have become due and payable and at the Overdue Interest Rate (as defined in the Agreement) thereafter and, so far as may be lawful, on any overdue installment of interest at such Overdue Interest Rate.

         This Note (herein called the "Note") is issued pursuant to and entitled to the benefits of the Loan Agreement, dated of even date herewith, between the Company and Metropolitan (herein called the "Agreement"), the terms and provisions of which are hereby incorporated by reference and made a part of the terms of this Note. The Note is secured by and entitled to the benefits of (i) a first Deed of Trust and Security Agreement, dated of even date herewith, made by the Company, as grantor, (ii) a separate Security Agreement, dated of even date herewith, between the Company, as debtor, and Metropolitan, as secured party, and (iii) an Assignment of Rents and Leases, dated of even date herewith, made by the Company, as assignor, to each of which reference is hereby made for a description of the collateral or obligations covered thereby and the rights and benefits afforded thereby to the holder of the Note.

         This Note is subject to mandatory principal payments and optional prepayment as provided in the Agreement. The unpaid principal balance and all other amounts owing under this Note may be declared to be due and payable upon the happening of an Event of Default or Change of Control Date as defined in the Agreement.

         In the event this Note or any of the instruments referred to herein are placed in the hands of an attorney or attorneys for collection or enforcement or if the holder of the Note is required to obtain attorneys and incur expenses and attorney fees by reason of litigation or participation in bankruptcy proceedings for the protection or enforcement of its collateral and claim against the Company or any guarantors of this Note, then in all such cases, the holder of the Note shall be entitled to reasonable attorney fees and expenses from the Company.

         The Company waives diligence, demand, presentment, notice of nonpayment and protest, and consents to extensions of the time of payment, surrender or substitution of security, or forbearance, or other indulgence, without notice.

         This Note shall be construed in accordance with and governed by the laws of the State of Utah.

         IN WITNESS WHEREOF, UNITED FOODS, INC. has caused this Note to be signed in its corporate name by one or more of its officers thereunto duly authorized, and to be dated as of the day and year first above written.

                                        UNITED FOODS, INC.
                                        By: S/N Carl W. Gruenewald, II
                                            ------------------------------------
                                            Its Senior Vice President, Finance

ATTEST:

By: S/N Donald Dresser
    ---------------------------------
    Its Assistant Secretary